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                                                                 EXHIBIT 99(b)
                                                                   PROXY



                           COMMUNITY FIRST FINANCIAL, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Norma J. Linville and Clyde A. ("Pete") Turner and each of them, as proxies, with full power of substitution, and authorizes them, and each of them to vote and act with respect to all shares of Class A Preferred Stock, $225.00 par value, of Community First Financial, Inc. ("CFF") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ____________, ___________, 1998 at 11:00 a.m., local time, at the office of Community First Bank, National Association, located at 102 West Second Street, Maysville, Kentucky, and at any and all adjournments thereof.

     The Board of Directors recommends a vote FOR the following proposal.


     1.   PROPOSAL to APPROVE the Agreement and Plan of Merger

                    FOR         AGAINST       ABSTAIN
                    / /           / /           / /

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     The proxies shall vote such shares as specified herein. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER.


                                   Date:  _____________________________, 1998.



                                   ___________________________________________
                                   Signature


                                   ___________________________________________
                                   Signature

                                   Name(s) should be signed exactly as shown on the stock certificate(s). Title should be added if signing as executor, administrator, trustee, etc.


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.



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